Exhibit 99.1

Cycurion, Inc. Closes Acquisition of Digital Ally Video Solutions Business, Expanding Its Resources While Adding More Than $5 Million in Revenue and Over $1.2 Million in EBITDA — Bringing Annual Revenue Run Rate to Approximately $30 Million

MCLEAN, Va., August 04, 2026 – Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading provider of AI-driven cybersecurity, IT security solutions, and managed services, today announced the successful closing of its acquisition of substantially all assets of Kustom Entertainment, Inc.’s (NASDAQ: KUST) (“Kustom”) legacy video solutions segment (the “Business”).

This strategic acquisition brings together Kustom’s established Digital Ally-branded portfolio — including in-car video systems, body-worn cameras, digital evidence management solutions, hardware, software platforms, and related services — with Cycurion’s advanced AI cybersecurity capabilities. The deal is expected to add more than $5 million in annual revenue and over $1.2 million in EBITDA, and provides immediate access to more than 800 new clients, many of which are law enforcement agencies, municipalities, and public safety organizations that align closely with Cycurion’s existing customer base, creating substantial cross-selling opportunities.

The acquired portfolio includes a robust intellectual property portfolio of over 50 patents, strengthening Cycurion’s technology moat in video surveillance, evidence management, and public safety solutions. These patents complement Cycurion’s AI innovations, enabling the development of next-generation integrated platforms that combine real-time video analytics, predictive threat intelligence, and cybersecurity protections.

“We are excited to close this acquisition and take our capabilities to the next level,” said L. Kevin Kelly, Chairman and CEO of Cycurion. “By integrating Kustom’s proven video and evidence management technologies with our AI-powered cybersecurity platform, we will continue, and expand, our comprehensive, predictive solutions that go far beyond traditional tools. Our clients will benefit from AI-enhanced video analytics that detect anomalies in real time, automated evidence workflows, and seamless integration with our predictive cyber intelligence systems — all designed to anticipate and mitigate digital risks before they impact public safety operations. Access to this established base of more than 800 clients accelerates our scale and allows us to offer bundled solutions that enhance data security, officer safety, and operational efficiency.”

Key benefits of the acquisition include:

●	Immediate Financial Contribution: Expected addition of more than $5 million in annual revenue and over $1.2 million in EBITDA added at closing.

●	Expanded AI Product Suite: Enhanced offerings featuring AI-driven video analysis, predictive risk modeling, and integrated cybersecurity for public safety environments.

●	Intellectual Property Strength: Addition of over 50 patents to bolster innovation in digital evidence management and video technologies.

●	Client Network Growth: Immediate access to more than 800 new public safety customers, driving revenue synergies through cross-selling of Cycurion’s ARx, Cyber Shield, and managed services alongside the acquired video solutions.

●	Market Leadership: Positions Cycurion as a one-stop provider of AI-powered public safety technology in a large and growing market.

●	Scale Milestone: With this closing, Cycurion’s pro forma gross revenue run rate now stands at approximately $30 million, reflecting the contribution of the acquired Business with the Company’s existing operations.

Kelly added, “We now serve more than 800 police departments, municipalities, and public safety agencies that rely on Digital Ally’s video and evidence platforms every single day. Every one of our new clients faces the same escalating cyber threats we defend against for our existing clients. The systems that capture and store their evidence must be protected. By layering Cycurion’s cybersecurity solutions onto this installed base, we can turn each single-product customer into a recipient of full-platform protection — protecting the video, the evidence, and the networks behind them — while opening a substantial new stream of recurring revenue that neither Cycurion nor Kustom Entertainment could have reached alone. Notably, a large portion of Digital Ally’s revenue is recurring revenue — precisely the type of financial model Cycurion is building on.”

With the closing of this transaction, Cycurion’s gross revenue run rate now stands at approximately $30 million. The acquisition at the same time solidifies the footprint from which the Company expects to drive accelerated organic growth: a base of more than 800 public safety customers, a patent-protected product portfolio, and recurring contract relationships that create a durable platform for expansion. Each new customer relationship becomes a channel for additional Cycurion solutions, each integration deepens the Company’s role in its clients’ daily operations, and the combined offering positions Cycurion to win larger engagements across the public safety and government markets it serves — supporting the Company’s broader growth strategy in predictive resilience and public safety technology.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of AI-enabled IT cybersecurity solutions, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, the expected revenue, EBITDA and other anticipated financial and operational benefits arising from the acquisition of the Business; statements regarding the Company’s execution of its strategic plan; the anticipated benefits, timing, and integration of pending or completed acquisitions; the performance of and revenue expected from government and commercial contracts; the development and commercialization of the Company’s AI-enabled cybersecurity platforms, including ARx; the Company’s expectations regarding its path to profitability; the Company’s ability to regain or maintain compliance with the continued listing standards of the Nasdaq Stock Market; and the conduct, timing, and outcome of the Company’s investigations and any related legal proceedings. Forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” and similar expressions.

Forward-looking statements are based on management’s current expectations and assumptions and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied, many of which are outside the Company’s control and difficult to predict. These risks include, but are not limited to: the outcome of the Company’s investigations and any legal proceedings the Company may initiate or become subject to, and the costs, time, and resources associated with such matters; the Company’s ability to identify, finance, complete, and integrate acquisitions; the Company’s ability to win, retain, and perform under government and commercial contracts; the Company’s need for additional capital and the terms on which it may be available; the Company’s ability to satisfy Nasdaq’s continued listing requirements; competitive conditions and technological change in the cybersecurity market; and volatility in the trading price and volume of the Company’s common stock, which may occur for reasons unrelated to the Company’s operating performance. Additional risks and uncertainties are described in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

The Company anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Forward-looking statements speak only as of the date on which they are made, and the Company assumes no obligation, and specifically disclaims any intention or obligation, to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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